                                                                    EXHIBIT 99.2





                         NOTICE OF GUARANTEED DELIVERY
             FOR TENDER OF 8 1/2% SERIES B SENIOR NOTES DUE 2007
                                       OF
                                ZALE CORPORATION
                       GUARANTEED BY ZALE DELAWARE, INC.

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 8 1/2% Series A Senior Notes Due 2007 (the "Original Notes") are not immediately available, (ii) Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to Bank One, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Original Capital Securities" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                                BANK ONE, N. A.

                  By Mail:                   By Hand or Overnight Mail:

               Bank One, N.A.                      Bank One, N.A.
         Corporate Trust Operations          Corporate Trust Operations
           235 West Schrock Road                235 West Schrock Road
         Columbus, Ohio 43271-0184             Westerville, Ohio 43081



                     FACSIMILE TRANSMISSIONS: (ELIGIBLE
                             INSTITUTIONS ONLY)
                               (614) 248-7234
                           Attention: Lora Marsch



DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to Zale Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated November ___ 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - - Procedures for Tendering Original Notes."

Name(s) of Registered Holder(s):

--------------------------------------------------------------------------------

Aggregate Principal Amount Tendered:

--------------------------------------------------------------------------------

Certificate No(s):

--------------------------------------------------------------------------------

Address(es):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Area Code and Telephone Number(s):

--------------------------------------------------------------------------------

If Original Notes will be tendered by book-entry transfer, provide the following information:


Signature(s):

--------------------------------------------------------------------------------

DTC Account Number:

--------------------------------------------------------------------------------

Date:

--------------------------------------------------------------------------------


             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at any of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

--------------------------------------------------------------------------------

Authorized Signature:

--------------------------------------------------------------------------------

Title:

--------------------------------------------------------------------------------

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Telephone Number:

--------------------------------------------------------------------------------

Date:

--------------------------------------------------------------------------------


         NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.